Exhibit 3.2

BYLAWS

OF

PACIFIC ENTERTAINMENT CORPORATION

ARTICLE I
OFFICES

1.       PRINCIPAL OFFICES. The Board of Directors of this corporation (the “Board”) shall fix the location of the principal executive office of the corporation at any place within or outside California. If the principal executive office is located outside the state, and the corporation has one or more business offices in this state, the Board shall designate a principal business office in California.

2.       OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

1.       PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside California designated by the Board. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

2.       ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. At each annual meeting, directors shall be elected, and any other proper business may be transacted.

3.       SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the Board, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person(s) calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person(s) requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

4.       NOTICE OF SHAREHOLDERS’ MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to California Corporations Code (the “Code”) §310, (b) an amendment of the Articles of Incorporation, pursuant to Code §902, (c) a reorganization of the corporation, pursuant to Code §1201, (d) a voluntary dissolution of the corporation, pursuant to Code §1900, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant of Code § 2007, the notice shall also state the general nature of that proposal.

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5.       MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by the first-class mail of telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the U.S. Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

6.       QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

7.       ADJOURNED MEETING: NOTICE. Any shareholder’s meeting, annual or special, whether a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

8.       VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to Code §§ 702 to 704, inclusive (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, that an election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by these Bylaws, the California Corporation Code or by the Articles of Incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

9.       WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of the matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

10.       SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken at any annual or special meeting of shareholders may by taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, that a director may be elected at any time to fill a vacancy of the Board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that the written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (a) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Code §310, (b) indemnification of agents of the corporation pursuant to Code §317, (c) a reorganization of the corporation pursuant to Code §1201, and (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Code §2007, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

11.       RECORD DATE FOR NOTICE, VOTING, AND CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books to the corporation after the record date, except as otherwise provided in the California General Corporation Law. If the Board does not so fix a record date:

(a)       The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the date on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)       The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (1) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (2) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

12.       PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provision of Code §§705(e) and 705(f).

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13.       INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy. These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III
DIRECTORS

1.       RESPONSIBILITY OF BOARD. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to another person, including but not limited to the officers of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.       NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors shall be not less than three (3); provided, however, that (a) so long as the corporation has only one (1) shareholder, the number may be one or two, and (b) so long as the corporation has only two (2) shareholders, the number may be two. The number of directors may be increased or decreased from time to time by the Board; provided, however, after shares have been issued, any bylaw specifying or changing the minimum number of directors may be adopted only by approval of the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, provided that a bylaw reducing the minimum number to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

3.       ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

4.       VACANCIES. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized or required number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

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Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

5.       PLACE OF MEETING AND MEETINGS BY TELEPHONE. Regular meetings of the Board may be held at any place within or outside California that has been designated from time to time by Board resolution. In the absence of such a designation, regular meetings shall be held at the principal executive office. Special meetings of the Board shall be held at any place within or outside California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

6.       ANNUAL MEETING. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

7.       OTHER REGULAR MEETINGS. Other regular meetings of the Board shall be without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

8.       SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, it shall be delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means or at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

9.       QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to Code §310 (as to approval of contracts or transactions in which a director has a direct or indirect material of financial interest), §311 (as to appointment of committees), and §317(e) (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

10.       WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

11.       ADJOURNMENT. A majority of the directors present, whether constituting a quorum, may adjourn any meeting to another time and place.

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12.       NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

13.       ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

14.       FEES AND COMPENSATION OF DIRECTORS. Directors and committee members may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

ARTICLE IV
COMMITTEES

1.       COMMITTEES OF DIRECTORS. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the Board’s pleasure. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to: (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders’ approval or approval of the outstanding shares; (b) the filling of vacancies on the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of bylaws or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or (g) the appointment of any other committees of the Board or the members of such committees.

2.       MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, Article III, Section 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by Board resolution or by committee resolution; special meetings of committees may also be called by Board resolution; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with these Bylaws.

ARTICLE V
OFFICERS

1.       OFFICERS. The officers of the corporation will be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary, a Chief Financial Officer or a Treasurer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of this Article. Any number of offices may be held by the same person.

2.       ELECTION OF OFFICERS. The officers, except such officers as may be appointed in accordance with Sections 3 or 5 of this Article V, shall be chosen by a majority vote of the Board, and each shall serve at the Board’s pleasure, subject to the rights, if any, of an officer under any employment contract.

3.       SUBORDINATE OFFICERS. The Board may appoint, and may empower the Chief Executive Officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

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4.       REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any employment contract, any officer may be removed, either with or without cause, by the Board at any regular or special Board meeting, or except in case of an officer chosen by the Board by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.       VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

6.       CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by the Bylaws.

7.       CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall be the chief executive officer of the corporation, unless otherwise determined by the Board, and shall have, subject to the control of the Board, general and active supervision and management over the business of the corporation and over its several subordinate officers, assistants, agents and employees.

8.       PRESIDENT. The President shall have, subject to the control of the Board and/or the Chief Executive Officer, general and active supervision and management over the business of the corporation and over its several subordinate officers, assistants, agents and employees. The President shall have such other powers and duties as may from time to time be assigned to him by the Chief Executive Officer, the Board or as prescribed by the Bylaws. At the request of the Chief Executive Officer, or in the case of the absence or inability to act of the Chief Executive Officer upon the request of the Board, the President shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

9.       VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws, and the Chief Executive Officer, or the President.

10.       SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

11.       CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and share value. The books of account shall at all reasonable times be open to inspection by any director.

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The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He or she shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

ARTICLE VI
IDEMNIFICATION

1.       RIGHT OF INDEMNIFICATION. The corporation shall indemnify any person who was or is a party to any threatened, pending or completed civil lawsuit or proceeding, whether administrative or investigative, including all appeals (other than an action brought by or on behalf of the corporation) by reason of the fact that that person is or was acting as a director, officer or employee of the corporation. Indemnification shall be against all expenses, including without limitation, attorneys’ fees, court costs, expert witness fees, judgments, decrees, and fines actually paid by the person in settlement of any action, suit or proceedings provided that the Board shall first have determined, in its sole judgment, that the person acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation. The termination of any action, suit or proceeding by judgment, order or settlement shall not of itself create a presumption that the person did not act in good faith.

2.       GROSS NEGLIGENCE OR MISCONDUCT. No indemnification shall be made for any claim, issue or matter as to which the person is finally adjudged to be liable for gross negligence or intentional misconduct in the performance of his or her duties as director, officer, trustee, fiduciary or employee.

3.       INDEMNITY FOR SUCCESSFUL DEFENSE. In spite of any limitations set forth in Sections 1 and 2 of this Article VI, to the extent that any person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in those Sections, that person shall be indemnified against all expenses actually and reasonably paid by him or her, including, without limitation, attorneys’ fees, court costs and expert witness fees.

4.       ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board, on receipt by the Board of an undertaking by or on behalf of the director, officer or employee involved to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation as authorized in this Article VI.

5.       INDEMNIFICATION NOT EXCLUSIVE. The indemnification provided under this Article VI shall not be deemed to be exclusive of any other rights to which any person indemnified may be entitled under any regulation, agreement, vote of the shareholders or disinterested directors or otherwise. The indemnification provided under this Article VI shall be deemed exclusive of any other power to indemnify or right to indemnification that the corporation or any person referred to in this Article VI may have to acquire. Indemnification shall continue and inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Article VI.

ARTICLE VII

RECORDS AND REPORTS

1.       MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (a) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (b) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such a list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand and at their expense.

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2.       MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws, as amended to date.

3.       MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

4.       INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

5.       ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Code §1501 is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

6.       ANNUAL STATEMENT. The corporation shall file with the California Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the President, Secretary, and CFO, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Code §1502.

ARTICLE VIII

GENERAL CORPORATE MATTERS

1.       RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

If the board does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

2.       CHECKS, DRAFTS, EVIDENCES OF IDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

3.       CORPORATE CONTRACTS AND INSTRUMENTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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4.       SHARE CERTIFICATES. A certificate(s) for shares of the corporate capital stock shall be issued to each shareholder when any of these shares are fully paid, and the Board may authorize the issuance of certificates for shares as partly paid provided these certificates state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chief Executive Officer or the President or a Vice-President and by the Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

5.       LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate for any other conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

6.       REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President, or any Vice-President, or any other person authorized by Board resolution or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any shares of any other corporation, foreign or domestic, standing in the corporation’s name. This authority may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

7.       CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX
AMENDMENTS

1.       AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by approval of the outstanding shares of the corporation, as that term is defined in Section 152 of the California Corporations Code; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

2.       AMENDMENT BY DIRECTORS. Subject to the rights of shareholders as provided in Section 1 of this Article IX, these Bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board.

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CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

CERTIFICATE BY SECRETARY:

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of this corporation, that these Bylaws were adopted as the Bylaws of this corporation on_________________, 2006 by the Board of Directors and the Shareholders of this corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal as of______________________________, 2006.

/s/ Michael G. Meader

Mike Meader, Secretary

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AMENDMENT TO BYLAWS
OF
GENIUS BRANDS INTERNATIONAL, INC.
a Nevada corporation

The Bylaws of GENIUS BRANDS INTERNATIONAL, INC.., a Nevada corporation, as certified by the secretary of the Corporation on November 15, 2013 are hereby amended as follows:

A new Article VIII is added to the Bylaws as follows:

“ARTICLE VIII - INAPPLICABILITY OF NEVADA REVISED STATUTES 78.378 TO 78.3793, INCLUSIVE.

SECTION 12-1 The provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive (entitled “Acquisition of a Controlling Interest”), shall not apply to the Corporation or to any “acquisition” of a “controlling interest” (as each term is defined therein) in the Corporation by any existing or future stockholder or stockholders.”

CERTIFICATION

I hereby certify that I am the duly appointed and acting Secretary of GENIUS BRANDS INTERNATIONAL, INC. and that the foregoing amendment to the Bylaws of GENIUS BRANDS INTERNATIONAL, INC. was duly adopted and approved by unanimous written consent of the Board of Directors held on the date set forth above.

Dated this 15th day of November, 2013.

/s/ Larry Balaban

Secretary

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AMENDMENT TO BYLAWS

OF

GENIUS BRANDS INTERNATIONAL, INC.

a Nevada corporation

The Bylaws of GENIUS BRANDS INTERNATIONAL, INC., a Nevada corporation, as certified by the secretary of the Corporation on November 15, 2016 are hereby amended as follows:

1.	Pursuant to Article IX, Section 2 of the Corporation’s Bylaws (as amended, the “Bylaws”), Article VIII, Section 4 of the Bylaws is hereby deleted in its entirety and replaced by the following:

“4.           SHARE CERTIFICATES; UNCERTIFICATED SHARES.   Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer or the President or a Vice-President and by the Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of shares owned by such holder in the corporation, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the certificate of incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among any such holders and the corporation shall have conspicuously noted on the face or back of such certificate either the full text of such restriction or a statement of the existence of such restriction.”

2.	Article VIII, Section 5 of the Bylaws is hereby deleted in its entirety and replaced by the following:

“5.           LOST CERTIFICATES.   The corporation may issue a new certificate or uncertificated shares in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate or uncertificated shares for any other conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.”

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CERTIFICATION

I hereby certify that I am the duly appointed and acting Secretary of GENIUS BRANDS INTERNATIONAL, INC. and that the foregoing amendment to the Bylaws of GENIUS BRANDS INTERNATIONAL, INC. was duly adopted and approved by unanimous written consent of the Board of Directors held on the date set forth above.

Dated this 15th day of November, 2016.

/s/ Gregory B. Payne
Secretary

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